Exhibit 99.1

Seritage Growth Properties Reports Fourth Quarter 2015 Operating Results

New York, NY – March 10, 2016 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 266 retail properties totaling over 42 million square feet of gross leasable area, today reported financial and operating results for the quarter ended December 31, 2015 and the period from July 7, 2015 (the date operations commenced) to December 31, 2015.

Financial Results

For the three months ended December 31, 2015:

•	Total net operating income (“Total NOI”) of $47.0 million

•	Funds from Operation (“FFO”) of $31.3 million, or $0.56 per diluted share

•	Normalized FFO of $32.9 million, or $0.59 per diluted share

For the period from July 7, 2015 to December 31, 2015:

•	Total NOI of $89.5 million

•	FFO of $36.1 million, or $0.65 per diluted share

•	Normalized FFO of $62.0 million, or $1.12 per diluted share

Operational Highlights

As of December 31, 2015, including the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•	Annualized Total NOI was an estimated $199 million, including all signed leases and net of rent attributable to the associated space to be recaptured

•	Average base rents for signed but not yet opened leases (“SNO leases”) increased to $20.73 PSF, reflecting average base rents of $30.03 PSF for 154,000 square feet of new leases signed during the fourth quarter; average base rents for in-place third-party leases and Sears Holdings Corporation (“Sears Holdings”) were $11.78 PSF and $4.30 PSF, respectively

•	Third-party tenants other than Sears Holdings represented 24.0% of annual base rent, including all signed leases and net of rent attributable to the associated space to be recaptured

“Our leasing and development progress to date exemplify the magnitude of our opportunity to substantially grow NOI and create value for our shareholders,” said Benjamin Schall, President and Chief Executive Officer. “We have now completed seven of the 15 retenanting or redevelopment projects that were underway when we went public. In addition, we have successfully launched five new projects originated on the Seritage platform. Each of these projects involve the repurposing of single tenant buildings into multi-tenant shopping centers at materially higher rents. We expect to achieve 12-13% unlevered returns on these new projects based on the incremental rental income we generate on our invested capital. Additionally, our leasing pipeline remains robust and continues to grow. As of March 1, 2016, we had executed leases representing approximately 370,000 square feet since our inception. This space was signed at average rents of approximately $31.50 PSF, as compared to the $6.15 PSF paid by Sears Holdings on a same space basis. As we recapture and repurpose our portfolio of well-located real estate, we believe we can continue to deliver on our compelling built-in growth opportunity and drive long term shareholder value.”

Financial Results

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $47.0 million for the quarter ended December 31, 2015 and $89.5 million for the period from July 7, 2015 to December 31, 2015.

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $31.3 million, or $0.56 per diluted share, for the quarter ended December 31, 2015 and $36.1 million, or $0.65 per diluted share, for the period from July 7, 2015 to December 31, 2015. FFO for the period from July 7, 2015 to December 31, 2015 included $20.3 million of acquisition and other up-front costs related to the Company’s formation, as well as an unrealized loss of $2.9 million on the interest rate cap related to the Company’s mortgages.

Normalized FFO was $32.9 million, or $0.59 per diluted share, for the quarter ended December 31, 2015 and $62.0 million, or $1.12 per diluted share, for the period from July 7, 2015 to December 31, 2015. The Company makes certain adjustments to FFO, which it refers to as Normalized FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, changes in fair value of interest rate derivatives, amortization of deferred financing costs and other non-recurring and non-cash items.

Net loss attributable to each of Class A and Class C shareholders was $4.0 million, or $0.13 per diluted share, for the quarter ended December 31, 2015 and $22.3 million, or $0.71 per diluted share, for the period from July 7, 2015 to December 31, 2015.

Portfolio Summary

As of December 31, 2015, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs. Approximately 50% of the portfolio consisted of properties attached to regional malls and approximately 50% consisted of shopping center or freestanding properties.

As of December 31, 2015, the portfolio was 99.4% leased and included 11 properties leased entirely to third-party tenants, 127 properties leased to Sears Holdings and one or more third-party tenants, and 128 properties leased entirely to Sears Holdings. Of the properties leased to Sears Holdings, 171 were operated under the Sears brand and 84 were operated under the Kmart brand.

Development Update

As of December 31, 2015, the Company had substantially completed and delivered to tenants seven of the 15 wholly-owned projects that were in various stages of development when they were acquired by the Company on July 7, 2015. Completed projects and tenant openings in 2015 included Nordstrom Rack and DSW in Thousand Oaks, CA; Nordstrom Rack in Anchorage, AK; Whole Foods and Nordstrom Rack in Clearwater, FL; Aldi in North Miami, FL; Dick’s Sporting Goods in Salem, NH; and Dick’s Sporting Goods and Primark in King of Prussia, PA. The remaining eight projects, representing a total Company investment of approximately $29.7 million, are under development and have approximately $21.7 million remaining to be spent as of December 31, 2015. Capital for each of the eight projects is held in a reserve account put in place at the closing of the Company’s formation transaction. These amounts are included in restricted cash on the Company’s consolidated balance sheet.

As of December 31, 2015, the Company had submitted recapture notices at five locations, including three of the Company’s wholly-owned properties and two properties in its unconsolidated JV with General Growth Properties (“GGP JV”). The Company also commenced the redevelopment of the auto center space at its wholly-owned asset at King of Prussia Mall which is not currently occupied by Sears Holdings. Subsequent to December 31, 2015, the Company submitted recapture notices at three additional locations, including one wholly-owned property and two properties in the GGP JV. A brief description of each project is presented below:

Braintree, MA. The Company has recaptured 100% of a Kmart store within The Marketplace at Braintree, a dominant open air shopping center. The existing store will be redeveloped for multiple national retailers, including Nordstrom Rack and Saks Off 5th, each of which recently signed a lease with the Company; Ulta Beauty, which is already open; and additional small format retailers.

Honolulu, HI. The Company has exercised its 100% recapture right for a Kmart store on a major transportation corridor proximate to downtown Honolulu. The store will be redeveloped into a multi-tenant shopping center for Longs Drugs (CVS), PetSmart and Ross Dress for Less, each of which recently signed a lease with the Company.

Memphis, TN. The Company has exercised its 100% recapture right for a freestanding Sears store and detached Sears Auto Center centrally located on Poplar Avenue, a primary east-west thoroughfare in East Memphis. The existing structures will be demolished and the site will be redeveloped with over 135,000 square feet of junior box, small shop and restaurant space. Nordstrom Rack recently signed a lease to anchor the project and will be joined by additional junior box, smaller format and restaurant concepts.

King of Prussia, PA (Auto Center). The Company substantially completed its leasing at one of the country’s most productive regional malls by signing leases with Yard House and Outback Steakhouse to occupy the former Sears Auto Center space. Primark and Dick’s Sporting Goods opened in 2015 and occupy the first and second floor, respectively, of the former Sears full-line store.

San Antonio, TX (Auto Center). Subsequent to December 31, 2015, the Company submitted a recapture notice for 100% of a Sears Auto Center located directly across from the North Star Mall. The space will be repurposed for Orvis, Jared’s Jeweler and an additional small format tenant.

GGP JV. During the quarter ended December 31, 2015, the GGP JV submitted recapture notices for portions of the space currently occupied by Sears Holdings at Staten Island Mall in Staten Island, NY and Coronado Mall in Albuquerque, NM. Subsequent to December 31, 2015, the GGP JV submitted recapture notices for portions of the space currently occupied by Sears Holdings at Pembroke Lakes Mall in Pembroke Pines, FL and Valley Plaza in Bakersfield, CA.

The table below provides a summary of the Company’s wholly-owned redevelopment projects described above:

(dollars in thousands)

			Total Est.	Total Est.	Est.	Est.
		Total Project	Development	Project	Construction	Substantial
Property	Description	Square Feet	Costs (1)	Costs (1)	Start	Completion
King of Prussia, PA	Repurpose of former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	$3,900	$3,900	Q1 2016	Q4 2016
Braintree, MA	100% recapture; redevelopment of existing building to be anchored by Nordstrom Rack and Saks Off 5th	90,000	11,700	12,100	Q1 2016	Q4 2016
Honolulu, HI	100% recapture; redevelopment of existing building for Longs Drugs (CVS), PetSmart and Ross Dress For Less	79,000	8,500	19,700	Q2 2016	Q2 2017
Memphis, TN	100% recapture; demolish and construct new buildings to be anchored by Nordstrom Rack	135,200	24,100	25,200	Q2 2016	Q3 2017
San Antonio, TX	Recapture and repurpose auto center space for Orvis and Jared’s Jeweler	19,500	3,300	3,300	Q3 2016	Q2 2017

Total		352,800	$51,500	$64,200

	Est. Annual Base Rent (2)			Est. Incremental
	New	Existing	Incremental	Yield on Cost (3)
Total redevelopment projects underway	$10,000	$2,100	$7,900	12.0% - 13.0%

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of the property.
(2)	Estimated annual base rent includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Incremental annual base rent divided by total estimated project costs.

Leasing Update

As of December 31, 2015, the Company had 30 SNO leases representing 624,000 square feet at an average base rent of $20.73 PSF, including the Company’s proportional share of its unconsolidated JVs.

Approximately 1.3 million square feet of SNO leases, at an average base rent of $14.26 PSF, were in place as of July 7, 2015, of which 862,000 square feet has now opened. During the quarter ended December 31, 2015, the Company signed 154,000 square feet of new leases at an average base rent of $30.03 PSF.

The table below provides a summary of the Company’s SNO leases from July 7, 2015 to December 31, 2015, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

			Total		Incremental (1)
	Number of		Annual	Annual Base	Annual	Annual Base
	SNO Leases	GLA	Base Rent	Rent PSF	Base Rent	Rent PSF
As of July 7, 2015	35	1,332	$18,989	$14.26
Opened	(14)	(862)	(10,678)	12.39
Signed	9	154	4,625	30.03	$2,928	$22.55

As of December 31, 2015	30	624	$12,936	$20.73	$2,928	$22.55

(1)	Reflects incremental base rent for new tenants over base rent paid by Sears Holdings on a same space basis.

The table below provides a summary of all of the Company’s signed leases as of December 31, 2015, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Number of	Leased	% of Total	Annual	% of Total	Annual Base
Tenant	Leases	GLA	Leased GLA	Base Rent	Annual Base Rent	Rent PSF
Sears Holdings (1)	255	35,865	90.7%	$154,255	76.0%	$4.30
In-Place Third-Party Leases	240	3,035	7.7%	35,747	17.6%	11.78
SNO Third-Party Leases	30	624	1.6%	12,936	6.4%	20.73

Sub-Total Third-Party Leases	270	3,659	9.3%	48,683	24.0%	13.31

Total	525	39,524	100.0%	$202,938	100.0%	$5.13

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Balance Sheet and Liquidity

As of December 31, 2015, the Company’s total market capitalization was $3.4 billion. Total market capitalization is calculated as the sum of total debt and the market value of the Company’s outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 34.1% and net debt to Adjusted EBITDA was 5.3x. The Company deducts both unrestricted and restricted cash from total debt when calculating net debt. Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of December 31, 2015, the Company had $62.9 million of unrestricted cash on hand, as well as restricted cash of $92.5 million, the substantial majority of which is held in reserve accounts for operating and capital expenses at the Company’s properties. The Company also has $100 million of investment capital available through a future funding facility which was undrawn as of December 31, 2015.

Dividend

On March 8, 2016, the Company’s Board of Trustees declared a first quarter common stock dividend of $0.25 per each Class A and Class C common share. The dividend is payable April 14, 2016 to shareholders of record on March 31, 2016. Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) are entitled to an equal distribution per each Operating Partnership unit held as of March 31, 2016.

On December 17, 2015, the Company’s Board of Trustees declared a common stock dividend of $0.50 per each Class A and Class C common share for the period July 7, 2015 to December 31, 2015. The dividend was paid on January 14, 2016 to shareholders of record on December 31, 2015. The holders of Operating Partnership units were entitled to an equal distribution per each Operating Partnership unit held as of December 31, 2015.

Organizational Update

As of March 4, 2016, the Company had assembled an experienced team of 21 full-time employees and 9 full-time consultants, including development, construction, leasing, legal, finance and accounting professionals. The Company has also developed a national network of leasing brokers, consisting of 15 leading brokerage firms, and has engaged Jones Lang LaSalle to provide property management and certain property accounting functions. The Company has substantially completed the transfer of all support functions initially provided by Sears Holdings under the Transition Services Agreement.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Normalized FFO

NOI is defined as income from property operations less property operating expenses. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level. The Company uses Total NOI, which includes its share of unconsolidated properties and excludes certain GAAP adjustments, to present the Company’s proportional share of NOI excluding certain non-cash items which the Company believes is a helpful supplemental measure of our operating performance.

EBITDA and Adjusted EBITDA are supplemental measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the financial evaluation of REITs and as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of operating performance.

FFO is a supplemental financial measurement used as a standard in the real estate industry and a widely accepted measure of REIT performance. FFO is calculated in accordance with NAREIT which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets. The Company makes certain adjustments to FFO, which it refers to as Normalized FFO, to account for certain non-cash and non-comparable items that it does not believe are representative of ongoing operating results. The Company’s method of calculating FFO and Normalized FFO may be different from methods used by other REITs, and accordingly, may not be comparable to such other REITs.

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Normalized FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: competition in the real estate and retail industries; our substantial dependence on Sears Holdings Corporation; Sears Holdings Corporation’s termination and other rights under its master lease with us; risks relating to our recapture and acquisition of properties and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our lack of operating history. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 235 wholly-owned properties and 31 JV properties totaling over 42 million square feet across 49 states and Puerto Rico. Pursuant to a master lease, 223 of the Company’s wholly-owned properties are leased to Sears Holdings and are operated under either the Sears or Kmart brand. The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes. At several properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 12 properties are leased entirely to third parties. The Company also owns 50% interests in 31 properties through JV investments with General Growth Properties, Simon Property Group and The Macerich Company. A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

SERITAGE GROWTH PROPERTIES

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)

December 31, 2015
ASSETS
Investment in real estate
Land	$840,563
Buildings and improvements	814,652
Accumulated depreciation	(29,076)

1,626,139
Construction in progress	13,136

Net investment in real estate	1,639,275
Investment in unconsolidated joint ventures	427,052
Cash and cash equivalents	62,867
Restricted cash	92,475
Tenant and other receivables, net	9,772
Lease intangible assets, net	578,795
Prepaid expenses, deferred expenses and other assets, net	23,123

Total assets	$2,833,359

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,142,422
Accounts payable, accrued expenses and other liabilities	120,860

Total liabilities	$1,263,282

Commitments and contingencies
Shareholders’ Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 24,817,842 shares issued and outstanding	248
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,589,020 shares issued and outstanding	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 6,773,185 shares issued and outstanding	68
Additional paid-in capital	924,508
Accumulated deficit	(38,145)

Total shareholders’ equity	886,695
Non-controlling interests	683,382

Total equity	1,570,077

Total liabilities and equity	$2,833,359

SERITAGE GROWTH PROPERTIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

		July 7, 2015
		(Date Operations
	Three Months Ended	Commenced) to
	December 31, 2015	December 31, 2015
REVENUE
Rental income	$45,256	$86,645
Tenant reimbursements	14,252	26,926

Total revenue	59,508	113,571

EXPENSES
Property operating	3,514	6,329
Real estate taxes	11,614	22,355
Depreciation and amortization	32,972	65,907
General and administrative	4,174	9,956
Acquisition-related expenses	57	18,397

Total expenses	52,331	122,944

Operating income (loss)	7,177	(9,373)
Equity in income of unconsolidated joint ventures	2,052	4,772
Interest and other income	98	136
Interest expense	(15,665)	(30,461)
Unrealized loss on interest rate cap	(119)	(2,933)

Loss before income taxes	(6,457)	(37,859)
Provision for income taxes	(493)	(944)

Net loss	(6,950)	(38,803)
Net loss attributable to non-controlling interests	2,913	16,465

Net loss attributable to common shareholders	$(4,037)	$(22,338)

Net loss per share attributable to Class A and Class C common shareholders – Basic and diluted (1) (2)	$(0.13)	$(0.71)

Weighted average Class A and Class C common shares outstanding – Basic and diluted (1)(2)	31,391	31,386

(1)	Earnings per share is not presented for Class B shareholders as they do not have economic rights.
(2)	Restricted stock awards are excluded from the computation of diluted loss per share because their inclusion would have an anti-dilutive effect.

Reconciliation of GAAP Operating Income (Loss) to Total NOI

		July 7, 2015
		(Date Operations
	Three Months Ended	Commenced) to
	December 31, 2015	December 31, 2015
TOTAL NOI
GAAP operating income (loss)	$7,177	$(9,373)
Depreciation and amortization	32,972	65,907
General and administrative	4,174	9,956
Acquisition-related expenses	57	18,397
NOI of unconsolidated joint ventures	8,170	14,456

Total NOI before certain non-cash adjustments	52,550	99,343

Straight-line rent adjustment (1)	(5,229)	(9,353)
Above/below market rental income/expense (1)	(290)	(497)

Total NOI	$47,031	$89,493

(1)	Includes adjustments for unconsolidated joint ventures.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

		July 7, 2015
		(Date Operations
	Three Months Ended	Commenced) to
	December 31, 2015	December 31, 2015
EBITDA
Net loss	$(6,950)	$(38,803)
Depreciation and amortization	32,972	65,907
Depreciation and amortization (unconsolidated joint ventures)	5,299	8,987
Interest expense	15,665	30,461
Provision for income and other taxes	493	944

EBITDA	$47,479	$67,496

ADJUSTED EBITDA
EBITDA	$47,479	$67,496
Unrealized loss on interest rate cap	119	2,933
Acquisition-related expenses	57	18,397
Up-front hiring and personnel costs	111	1,906

Adjusted EBITDA	$47,766	$90,732

Reconciliation of Net Loss to FFO and Normalized FFO

		July 7, 2015
		(Date Operations
	Three Months Ended	Commenced) to
	December 31, 2015	December 31, 2015
FUNDS FROM OPERATIONS
Net loss	$(6,950)	$(38,803)
Adjustments:
Real estate depreciation and amortization (consolidated properties)	32,942	65,877
Real estate depreciation and amortization (unconsolidated joint ventures)	5,299	8,987

FFO attributable to Seritage Growth Properties	$31,291	$36,061

FFO per diluted common share and unit	$0.56	$0.65

NORMALIZED FUNDS FROM OPERATIONS
Funds from Operations	$31,291	$36,061
Adjustments:
Unrealized loss on interest rate cap	119	2,933
Amortization of deferred financing costs	1,333	2,657
Acquisition-related expenses	57	18,397
Up-front hiring and personnel costs	111	1,906

Normalized FFO attributable to Seritage Growth Properties	$32,911	$61,954

Normalized FFO per diluted common share and unit	$0.59	$1.12

WEIGHTED AVERAGE COMMON SHARES AND UNITS
Weighted average common shares outstanding	31,391	31,386
Weighted average OP units outstanding	24,176	24,176

Weighted average common shares and units outstanding	55,567	55,562